EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Bioject Medical Technologies Inc.

We consent to incorporation by reference in the registration statements on Form S-3
(Nos. 033-80679, 333-18933, 333-30955, 333-39421, 333-62889, 333-31542, 333-94907, 333-32848, 333-44556, 333-63568, 333-81752 and 333-122640) and registration statements on Form S-8 (Nos. 033-94400, 033-56454, 033-42156, 333-37017, 333-38206, 333-38212, 333-48632, 333-48634, 333-73868, 333-108514 and 333-128618) of Bioject Medical Technologies Inc. of our report dated March 13, 2006, with respect to the consolidated balance sheets of Bioject Medical Technologies Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three year period ended December 31, 2005, which report appears in the December 31, 2005 Annual Report on Form 10-K of Bioject Medical Technologies Inc.

/s/ KPMG LLP
Portland, Oregon
March 31, 2006